                                                                     EXHIBIT 8.1


                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201


                                November 15, 2002




Valhi, Inc.
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240

Ladies & Gentlemen:

         We have acted as counsel to Valhi, Inc., a Delaware corporation ("Valhi"), in connection with the proposed merger (the "Merger") of Valhi Acquisition Corp. ("Valhi Acquisition"), a Delaware corporation and a direct, wholly-owned subsidiary of Valhi, with and into Tremont Corporation, a Delaware corporation ("Tremont"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger dated as of November 4, 2002, among Valhi, Valhi Acquisition and Tremont, as amended by Amendment No. 1 thereto, dated November 12, 2002 (as amended, the "Merger Agreement"). This opinion is being delivered in connection with the filing with the Securities and Exchange Commission of Valhi's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

         In acting as counsel to Valhi in connection with the Merger, we have participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of the Proxy
Statement/Prospectus contained in the Registration Statement (the "Proxy Statement/Prospectus").

         You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement (and exhibits thereto) and the General Corporation Law of the State of Delaware and as described in the Registration Statement, (ii) the representations made by Valhi, Valhi Acquisition and Tremont in letters provided to us and Piper Rudnick LLP, advisor to the Special Committee of the Board of Directors of Tremont, dated as of the date hereof (the "Tax Certificates") are true, correct and complete, and will be true, correct and complete as of the Effective Time (as if made as of the Effective Time), (iii) any representations made in such letters "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification and (iv) as to all matters as to which any person or entity represents that it is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. We have also assumed that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Registration Statement, are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

         The Registration Statement sets forth our opinion in the section entitled "Material Federal Income Tax Consequences of the Merger," as to those matters as to which we are described therein as rendering an opinion, subject to the limitations and qualifications set forth in such section and herein.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative interpretations, and judicial decisions as of the date hereof. Statutes, regulations, administrative interpretations, and judicial decisions are subject to change at any time and, in some circumstances, with retroactive effect. No assurance can be given that such changes would not adversely affect the accuracy of the conclusions

Valhi, Inc.
November 15, 2002
Page 2


stated herein or render our opinion obsolete. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal tax laws.

         No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the federal income tax consequences of any matters set forth in the section of the Registration Statement entitled "Material Federal Income Tax Consequences of the Merger." The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will not disagree with such opinion.

         Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the IRS.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       LOCKE LIDDELL & SAPP LLP




                                       By:  /s/ C.F. Allison, Jr.
                                            ------------------------------------
                                            C.F. Allison, Jr.